UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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TOCAGEN INC.

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TOCAGEN INC.

SUPPLEMENT TO

PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT

DATED MAY 13, 2020

FOR THE VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2020

This supplement (the “Supplement”) provides updated information with respect to the Special Meeting of Stockholders (the “Special Meeting”) of Tocagen Inc. (“Tocagen”) to be held on June 12, 2020.

On May 14, 2020, Tocagen commenced distributing to its stockholders a proxy statement/prospectus/information statement (the “Proxy Statement”) for the Special Meeting. This Supplement, including the press release dated May 28, 2020 included below, which describes a change in the location of the Special Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Proxy Statement. Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement.

Tocagen Announces Change to Virtual Format for Special Meeting of Stockholders

SAN DIEGO, May 28, 2020 /PRNewswire/ — Tocagen Inc. (Nasdaq: TOCA), historically a clinical-stage, cancer-selective gene therapy company, announced today that, due to public health and safety concerns related to the COVID-19 global pandemic, recommendations and orders from federal, state and local authorities, and to support the health and well-being of its stockholders, employees and others, it is changing its special meeting of stockholders related to its previously announced proposed merger with Forte Biosciences, Inc. (the “Special Meeting”) to a virtual-only format that will be held via live audio webcast.

The previously announced date and time of the Special Meeting, Friday, June 12, 2020, at 9:00 a.m. Pacific Time, has not changed. Online access to the Special Meeting will be available and stockholders will not be able to attend the Special Meeting in person.

Attending the Virtual Meeting as a Stockholder of Record

Tocagen’s stockholders of record as of April 20, 2020 (the “Record Date”) can attend the Special Meeting by registering in advance of the registration deadline of June 10, 2020 at 5:00 p.m. Eastern Time at www.proxydocs.com/TOCA, and entering the control number on the proxy card/voting instruction form previously received. Instructions on how to connect to the Special Meeting and participate via the Internet will be provided to you in subsequent email communications.

Attending the Virtual Meeting as a Beneficial Owner

Tocagen has been advised by Mediant Communications Inc. that beneficial stockholders as of the Record Date (i.e. shares held in “street name” through an intermediary, such as a bank or broker), who want to be able attend the Special Meeting can attend by using the control number found on the notice and instructions received from their broker or other nominee and by registering in advance of the registration deadline of June 10, 2020 at 5:00 p.m. Eastern Time at www.proxydocs.com/TOCA. Note, however, that you will need a valid proxy from your broker or nominee if you wish to vote at the virtual meeting.

Asking Questions

If you are attending the Special Meeting as a stockholder of record or registered beneficial owner, you can submit questions during the meeting by using the “Q&A” function in the meeting portal. Questions can also be submitted in advance of the meeting during the registration process. Questions submitted in advance of and at the meeting will be addressed during the meeting as determined by Tocagen.

Voting Shares

Stockholders of record and registered beneficial owners holding a valid proxy from their broker or nominee will be able to vote their shares electronically during the Special Meeting. Instructions on how to vote while participating in the Special Meeting live via the Internet will be provided to you in subsequent email communications after registration, as described above.

Whether or not stockholders plan to virtually attend the Special Meeting, Tocagen urges them to vote and submit their proxy in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting.

The proxy card/voting instruction form included with any proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Special Meeting.

List of Stockholders

A list of stockholders of record will be available during the Special Meeting for inspection by stockholders of record for any purpose germane to the Special Meeting by following the instructions received in the email communications described above.

About Tocagen

Historically, Tocagen was a clinical-stage, cancer-selective gene therapy company developing broadly applicable product candidates designed to activate a patient’s immune system against their own cancer. For more information about Tocagen, visit www.tocagen.com.

Investor Contact:

Mark Foletta

Chief Financial Officer

(858) 412-8400

mfoletta@tocagen.com

SOURCE Tocagen Inc.